Exhibit 99.1
Investor Relations Contact:
Lori Owen
Xilinx, Inc.
(408) 879-6911
ir@xilinx.com
XILINX ANNOUNCES FOURTH CONSECUTIVE QUARTER OF RECORD SALES;
OPERATING MARGIN REACHES 36%
SAN JOSE, CA, October 20, 2010— Xilinx, Inc. (Nasdaq: XLNX) today announced second quarter fiscal 2011 sales of $619.7 million, up 4% sequentially and up 49% from the second quarter of the prior fiscal year. Second quarter fiscal 2011 net income was $170.9 million, or $0.65 per diluted share.
The Xilinx Board of Directors announced a quarterly cash dividend of $0.16 per outstanding share of common stock, payable on December 1, 2010 to all stockholders of record at the close of business on November 10, 2010.
Additional second quarter comparisons are represented in the charts below:
GAAP Results
(In millions, except EPS)

	Q2	Q1	Q2	Growth Rates
	FY 2011	FY 2011	FY 2010	Q-T-Q	Y-T-Y
Net revenues	$619.7	$594.7	$415.0	4%	49%
Operating income	$222.7	$208.0	$82.1	7%	171%
Net income	$170.9	$158.6	$64.0	8%	167%
Diluted earnings per share	$0.65	$0.58	$0.23	12%	183%
The September quarter marked the fourth consecutive quarter of record sales for Xilinx. Operating margin of 36% was also a new milestone for Xilinx, up from 35% in the previous quarter; and up from 20% in the same quarter of the prior year.
“New Product sales were led by particularly strong growth from the Virtex™-6 and Spartan™-6 FPGA families,” said Moshe Gavrielov, Xilinx President and Chief Executive Officer. “Combined sales from these families more than doubled sequentially in the September quarter driven by strong new customer adoption in wide ranging applications such as 3D digital video displays, high performance computing and wireless infrastructure.”

Net Revenues by Geography:

	Percentages
	Q2	Q1	Q2	Growth Rates
	FY 2011	FY 2011	FY 2010	Q-T-Q	Y-T-Y
North America	30%	32%	35%	-3%	28%
Asia Pacific	35%	34%	35%	7%	52%
Europe	26%	26%	21%	4%	85%
Japan	9%	8%	9%	22%	38%
Net Revenues by End Market:

	Percentages
	Q2	Q1	Q2	Growth Rates
	FY 2011	FY 2011	FY2010	Q-T-Q	Y-T-Y
Communications	48%	47%	46%	5%	55%
Industrial & Other	31%	32%	31%	1%	52%
Consumer & Automotive	15%	15%	16%	7%	41%
Data Processing	6%	6%	7%	6%	25%
Net Revenues by Product:

	Percentages
	Q2	Q1	Q2	Growth Rates
	FY 2011	FY 2011	FY 2010	Q-T-Q	Y-T-Y
New	44%	39%	31%	17%	113%
Mainstream	27%	30%	33%	-4%	22%
Base	25%	27%	31%	-3%	20%
Support	4%	4%	5%	-7%	21%
Products are classified as follows:
New Products: Virtex-6, Virtex-5, Spartan-6, Spartan-3A and Spartan-3E product families
Mainstream Products: Virtex-4, Spartan-3, Spartan-II and CoolRunner™-II product families
Base Products: Virtex, Virtex-E, Virtex-II, Spartan, XC4000, CoolRunner and XC9500 product families
Support Products: Configuration products, HardWire, Software & Support/Services
Key Statistics:
(Dollars in millions)

	Q2	Q1	Q2
	FY 2011	FY 2011	FY 2010
Annual Return on Equity (%)*	32	32	10

Operating Cash Flow	$42	$105	$118

Depreciation Expense	$13	$12	$12

Capital Expenditures	$15	$18	$4

Combined Inventory Days	89	80	75

Revenue Turns (%)	48	53	57

*	Return on equity calculation: Annualized net income/average stockholders’ equity

Highlights — Second Quarter Fiscal 2011
•	Sales from the Virtex-5 FPGA family reached another milestone in the September quarter, surpassing $1 billion in total sales. This product family continues to experience solid design win traction in myriad applications such as wireless LTE infrastructure, LED backlit, avionics imaging and mobile backhaul.

•	Xilinx augmented its leadership in Aerospace and Defense (A&D) solutions by launching the Virtex-5QV FPGA, the first high-density, rad-hard reconfigurable FPGA for space applications. Additionally, Xilinx received NSA approval of its Virtex-5Q FPGA solution for high-grade cryptographic processing, underscoring a 20-year track record of meeting the rigorous demands of the A&D industry.
Business Outlook — December Quarter Fiscal 2011
•	Sales are expected to be flat to down 4% sequentially.

•	Gross margin is expected to be approximately 65% plus or minus one percentage point.

•	Operating expenses are expected to be approximately $190 million.

•	Other income and expense is expected to be an expense of approximately $9 million.

•	Fully diluted share count is expected to be approximately 262 million.

•	December quarter tax rate is expected to be approximately 22%.
Conference Call
A conference call will be held today at 2:00 p.m. Pacific Time to discuss the second quarter financial results and management’s outlook for the December quarter. The webcast and subsequent replay will be available in the investor relations section of the Company’s web site at www.investor.xilinx.com. A telephonic replay of the call may be accessed later in the day by calling (800) 642-1687 and referencing confirmation code 14094913. The telephonic replay will be available for two weeks following the live call.
This release contains forward-looking statements and projections. Forward-looking statements and projections can often be identified by the use of forward-looking words such as “expect,” “believe,” “may,” “will,” “could,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “project” or other similar expressions to identify such forward-looking statements that include, but are not limited to, statements related to the semiconductor market, the growth and acceptance of our programmable platforms, expected revenue growth, the demand and growth in the markets we serve, opportunity for expansion into new markets, and our expectations regarding our business outlook for the December quarter for fiscal 2011. Undue reliance should not be placed on such forward-looking statements and projections, which speak only as of the date they are made. We undertake no obligation to update such forward-looking statements. Actual events and results may differ materially from those in the forward-looking statements and are subject to risks and uncertainties including customer acceptance of our new products, the ability of our foundry suppliers to deliver sufficient wafer volumes in a timely manner, current global economic conditions, the health of our customers and the end markets in which they participate, our ability to forecast end customer demand, a high dependence on turns business, more customer volume discounts than expected, greater product mix changes than anticipated, fluctuations in manufacturing yields, our ability to deliver product in a timely manner, our ability to successfully manage production at multiple foundries, variability in wafer pricing, and other risk factors listed in our most recent Forms 10-Q and 10-K.
About Xilinx
Xilinx is the world’s leading provider of programmable platforms. For more information, visit www.xilinx.com.
Xilinx, the Xilinx logo, Virtex, Spartan, ISE, and other brands designated herein are trademarks of Xilinx in the United States and other countries. All other trademarks are the property of their respective owners.
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XILINX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	Oct. 2,	Jul. 3,	Sept. 26,	Oct. 2,	Sept. 26,
	2010	2010	2009	2010	2009
Net revenues	$619,666	$594,737	$414,950	$1,214,403	$791,185
Cost of revenues	213,260	208,176	158,177	421,436	301,999

Gross margin	406,406	386,561	256,773	792,967	489,186

Operating expenses:
Research and development	96,578	94,484	90,145	191,062	173,378
Selling, general and administrative	87,174	84,058	78,621	171,232	152,177
Amortization of acquisition-related intangibles	—	—	—	—	2,493
Restructuring charges	—	—	5,915	—	21,686

Total operating expenses	183,752	178,542	174,681	362,294	349,734

Operating income	222,654	208,019	82,092	430,673	139,452
Interest and other expense, net	(3,484)	(5,130)	(1,782)	(8,614)	(12,692)

Income before income taxes	219,170	202,889	80,310	422,059	126,760
Provision for income taxes	48,275	44,302	16,272	92,577	24,716

Net income	$170,895	$158,587	$64,038	$329,482	$102,044

Net income per common share:
Basic	$0.66	$0.58	$0.23	$1.23	$0.37

Diluted	$0.65	$0.58	$0.23	$1.22	$0.37

Cash dividends declared per common share	$0.16	$0.16	$0.14	$0.32	$0.28

Shares used in per share calculations:
Basic	260,151	272,097	276,353	267,355	275,735

Diluted	263,286	275,541	276,988	270,484	276,271

XILINX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	Oct. 2,	Apr. 3,
	2010	2010
	(Unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$1,406,664	$1,386,605
Accounts receivable, net	556,766	262,735
Inventories	170,180	130,628
Deferred tax assets and other current assets	210,303	127,098

Total current assets	2,343,913	1,907,066
Net property, plant and equipment	374,384	365,878
Long-term investments	704,586	582,202
Other assets	292,968	329,172

Total Assets	$3,715,851	$3,184,318

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$297,226	$277,029
Deferred income on shipments to distributors	93,608	80,132

Total current liabilities	390,834	357,161
Convertible debentures	884,390	354,798
Deferred tax liabilities	350,702	294,149

Other long-term liabilities	62,694	57,740

Stockholders’ equity	2,027,231	2,120,470

Total Liabilities and Stockholders’ Equity	$3,715,851	$3,184,318

XILINX, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)
(In thousands)

	Three Months Ended			Six Months Ended
	Oct. 2,	Jul. 3,	Sept. 26,	Oct. 2,	Sept. 26,
	2010	2010	2009	2010	2009

SELECTED CASH FLOW INFORMATION:
Depreciation	$12,747	$12,191	$12,056	24,938	25,065
Amortization	1,943	1,743	3,260	3,686	8,567
Stock-based compensation	15,421	15,120	11,762	30,541	25,491
Net cash provided by operating activities	41,616	105,042	117,976	146,658	264,943
Purchases of property, plant and equipment	15,177	18,267	4,133	33,444	8,847
Payment of dividends to stockholders	41,645	43,817	38,744	85,462	77,318
Repurchases of common stock	32,976	433,333	—	466,309	—
Proceeds from issuance of common stock to employees and excess tax benefit	41,816	5,817	15,677	47,633	(379)

STOCK-BASED COMPENSATION INCLUDED IN:
Cost of revenues	$1,312	$1,267	$1,272	$2,579	2,387
Research and development	7,341	7,204	5,205	14,545	11,201
Selling, general and administrative	6,768	6,649	5,285	13,417	10,958
Restructuring charges	—	—	—	—	945